EXHIBIT 23.4


                               CONSENT OF COUNSEL


We consent to the reference to this firm under the caption "U.S. Federal Income Tax Considerations" in the Prospectus, which is a part of this Registration Statement.

CHADBOURNE & PARKE LLP

30 Rockefeller Plaza
New York, New York 10112
May 29, 2001